Exhibit 99.4

December 11, 2012

Today, we announced that TNS has signed a definitive agreement to be acquired by an investor group led by Siris Capital Group (“Siris”), a private equity firm focused on technology and telecommunications.  Siris will acquire all of the outstanding common shares of TNS for $21.00 per share. Upon completion of the acquisition, TNS will become a private company, wholly owned by an affiliate of Siris.  The acquisition is scheduled to close in the first quarter of 2013.

We are committed to providing you with the highest level of service, now more than ever. With Siris’ guidance, we expect to further invest in products and services that can help you cost-effectively navigate the complexities of technology evolution and to create new revenue opportunities.

More than anything, we value the long-standing relationships with our customers and we will work every day to surpass your expectations.  Thank you again for your confidence in TNS and we look forward to continuing to build the future together with you.

Forward-Looking Statements:

The statements contained herein that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.  The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that competing acquisition proposals will be made; the outcome of any legal proceedings that may be instituted against TNS related to the merger agreement; the inability to complete the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; the disruption of management’s attention from TNS’ ongoing business operations due to the transaction; the effect of the announcement of the transaction on TNS’ relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in TNS’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2012.  TNS undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing TNS’ views as of any date subsequent to December 11, 2012.

Additional Information and Where to Find It:

In connection with the proposed transaction, TNS will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of TNS.  THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary, telephone: 703-453-8300, or from TNS’ website, http://www.tnsi.com.

The company and its directors and officers may be deemed to be participants in the solicitation of proxies from TNS’ stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction.  Information about TNS’ directors and executive officers and their ownership of TNS’ common stock is set forth in the proxy statement for TNS’ 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2012.  Stockholders may obtain additional information regarding the interests of TNS and its directors and executive officers in the proposed transaction, which may be different than those of TNS’ stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.